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                                                                   EXHIBIT (4)-2

                               MEDPARTNERS, INC.

                    MEDPARTNERS INCENTIVE COMPENSATION PLAN


The MedPartners Incentive Compensation Plan (the "Incentive Compensation Plan") is the result of the assumption and adoption by MedPartners, Inc., formerly MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners"), of the Caremark International Inc. 1992 Incentive Compensation Plan (the "Caremark Plan"), pursuant to the provisions of that certain Plan and Agreement of Merger, dated as of May 13, 1996, by and between MedPartners/Mullikin, Inc., PPM Merger Corporation and Caremark International Inc. (the "Merger").


1.       PURPOSE

The purpose of this Incentive Compensation Plan is to increase stockholder value and to advance the interests of MedPartners and its subsidiaries (collectively, the "Company") by awarding equity and performance based incentives designed to attract, retain and motivate employees. As used in this Incentive Compensation Plan, the term "subsidiary" means any business, whether or not incorporated, in which MedPartners has an ownership interest.


2.       ADMINISTRATION

2.1      ADMINISTRATION BY BOARD OF DIRECTORS.

The Incentive Compensation Plan shall be administered by the Board of Directors of MedPartners (the "Board of Directors"), or a committee thereof.

2.2      AUTHORITY.

Subject to the provisions of this Incentive Compensation Plan, the Board of Directors shall have the authority to:


         (a)     manage and control the operation of this Incentive
                 Compensation Plan;

         (b) interpret and construe the provisions of this Incentive Compensation Plan, and prescribe, amend and rescind rules and regulations relating to this Incentive Compensation Plan;

         (c) make awards under this Incentive Compensation Plan, in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, awards which are made in combination with or in tandem with other awards (whether or not
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                 contemporaneously granted) or compensation in lieu of current or deferred compensation;

         (d) modify the terms of, cancel and reissue, or repurchase outstanding awards;

         (e) prescribe the form of agreement, certificate, or other instrument evidencing any award under this Incentive Compensation Plan;

         (f) correct any defect or omission and reconcile any inconsistency in this Incentive Compensation Plan or in any award hereunder; and

         (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of this Incentive Compensation Plan; provided, however, that in no event shall the Board of Directors cancel or modify any outstanding stock option for the purpose of reissuing an additional option to the option holder at a lower exercise price.

The determination of the Board of Directors on matters within its authority shall be conclusive and binding on the Company and all other persons.


3.       PARTICIPATION

Subject to the terms and conditions of this Incentive Compensation Plan, the Board of Directors shall determine and designate from time to time the employees of the Company (including employees who are directors) who shall receive awards under this Incentive Compensation Plan ("Participants").


4.       SHARES SUBJECT TO THE INCENTIVE COMPENSATION PLAN

4.1      NUMBER OF SHARES RESERVED.

Shares of common stock, $.001 par value per share, of MedPartners ("Common Stock") shall be available for awards under this Incentive Compensation Plan.
To the extent provided by resolution of the Board of Directors, such shares may be uncertificated. Subject to adjustment in accordance with Sections 4.2 and 4.3, the aggregate number of shares of Common Stock available for awards under this Incentive Compensation Plan shall be equal to the sum of 13,253,789 shares.





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4.2      REUSAGE OF SHARES.

(a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under this Incentive Compensation Plan, that number of shares of Common Stock that was subject to the award but not delivered to the Participant shall again be available for awards under this Incentive Compensation Plan.

(b) In the event that shares of Common Stock are delivered under this Incentive Compensation Plan as Restricted Stock, as described in
         Section 8 hereof, or pursuant to a stock award and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for awards under this Incentive Compensation Plan.

(c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares shall not be available for reissuance under this Incentive Compensation Plan: (i) shares with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise; (ii) shares which are withheld from any award or payment under this Incentive Compensation Plan to satisfy tax withholding obligations (as described in Section 11.5(e)); (iii) shares which are surrendered to fulfill tax obligations (as described in Section 11.5(e)); and (iv) shares which are surrendered in payment of the Option Price (as defined in Section 5.1) upon the exercise of a Stock Option, as described in Section 5 hereof.

4.3      ADJUSTMENTS TO SHARES RESERVED.

In the event of any merger, consolidation, reorganization, recapitalization, spin-off, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to awards under this Incentive Compensation Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Board of Directors, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under this Incentive Compensation Plan.


5.       STOCK OPTIONS

5.1      AWARDS.

Subject to the terms and conditions of this Incentive Compensation Plan, the Board of Directors shall designate the employees to whom options to purchase shares of Common Stock ("Stock Options") are to be awarded under this Incentive Compensation Plan and shall determine the number, type and terms of the Stock Options to be awarded to each of them; provided, however,





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that each Stock Option shall expire on the earlier of the date provided by the option terms or the date which is ten years and one day after the date of grant. The option price for any Stock Option awarded shall not be less than the greater of par value or the Fair Market Value (as described in section 11.11) of a share of Common Stock on the date the Stock Option is awarded ("Option Price"). Each Stock Option awarded under this Incentive Compensation Plan shall be a "nonqualified stock option" for tax purposes unless the Stock Option satisfies all of the requirements of section 422 of the Internal Revenue Code of 1986, as amended, and the Board of Directors designates such Stock Option as an "Incentive Stock Option."

5.2      AWARD OF ADDITIONAL STOCK OPTIONS.

To the extent provided by the Board of Directors at the time a Stock Option is awarded, a Participant who exercises a Stock Option and who pays the Option Price by the surrender of shares of Common Stock shall, upon such exercise, automatically receive an additional Stock Option. The number of shares of Common Stock subject to such additional Stock Option shall be equal to the number of shares of Common Stock so delivered. The option price shall be equal to the Fair Market Value (as described in Section 11.11) of a share of Common Stock on the date the Participant is automatically entitled to receive such additional Stock Option, and all other terms of the additional Stock Option shall be identical to the original Stock Option as if it had been granted on the date of grant of the original Stock Option.

5.3      MANNER OF EXERCISE.

A Stock Option may be exercised, in whole or in part, by giving written notice to the Secretary of MedPartners prior to the date on which the Stock Option expires; provided, however, that a Stock Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares in such form and manner as the Board of Directors may from time to time approve.


6.       STOCK APPRECIATION RIGHTS

6.1      AWARDS.

Subject to the terms and conditions of this Incentive Compensation Plan, the Board of Directors shall designate the Participants to whom stock appreciation rights ("SARs") are to be awarded under this Incentive Compensation Plan and shall determine the number and terms of the SARs to be awarded to each of them; provided, however, that each SAR shall expire on the earlier of the date provided by the terms of the SARs or the date which is ten years and one day after the date of grant.





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6.2      PAYMENT.

Subject to the terms and conditions of this Incentive Compensation Plan, upon exercise of SARs, a Participant shall be entitled to receive that number of shares of Common Stock having a Fair Market Value (as defined in Section 11.11) (as of the date of exercise) equal to the product of:

         (a) the number of shares of Common Stock as to which the SARs is exercised; and

         (b) the excess of the Fair Market Value (as defined in Section 11.11) (as of the date of exercise) of a share of Common Stock over the exercise price of the SARs; provided, however, that, in lieu of fractional shares of Common Stock, a Participant shall be entitled to receive an appropriate cash payment; and provided, further, that the Board of Directors, in its sole discretion, may elect to settle the SARs for any portion thereof) in cash equal to the Fair Market Value (as defined in
                 Section 11.11) on the exercise date of any or all of the shares of Common Stock that would otherwise be issuable upon exercise.

6.3      MANNER OF EXERCISE.

SARs may be exercised, in whole or in part, by giving written notice to the Secretary of MedPartners prior to the date on which the SAR expires. Such notice shall specify the number of shares with respect to which the SARs is exercised. As soon as practicable after receipt of such notice, the Company shall deliver to the Participant certificates for the shares of Common Stock or cash or both to which the Participant is entitled pursuant to Section 6.2.


7.       STOCK AWARDS

Subject to the terms and conditions of this Incentive Compensation Plan, the Board of Directors shall designate the Participants who shall be awarded shares of Common Stock under this Incentive Compensation Plan and shall determine the terms and conditions of each such award; provided, however, that newly issued shares shall be awarded to a Participant only to the extent that the Board of Directors determines that past services of the Participant constitute adequate consideration for at least the par value thereof.





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8.       RESTRICTED STOCK

8.1      AWARDS.

Subject to the terms and conditions of this Incentive Compensation Plan, the Board of Directors shall designate the Participants to whom shares of "Restricted Stock" shall be awarded under this Incentive Compensation Plan and determine the number of shares and the terms and conditions of each such award; provided, however, that newly issued shares shall be issued as Restricted Stock only to the extent that the Board of Directors determines that past services of the Participant constitute adequate consideration for at least the par value thereof. Each Restricted Stock award shall entitle the Participant to receive shares of Common Stock upon the terms and conditions specified by the Board of Directors and subject to the following provisions of this Section 8.

8.2      RESTRICTIONS.

All shares of Restricted Stock transferred or sold hereunder shall be subject to such restrictions as the Board of Directors may determine, including, without limitation, any or all of the following:

         (a) a required period of employment with the Company, as determined by the Board of Directors, prior to the vesting of the shares of Restricted Stock;

         (b) a prohibition against the sale, assignment, transfer, pledge, hypothecation or other encumbrance of the shares of Restricted Stock for a specified period as determined by the Board of Directors;

         (c) a requirement that the holder of shares of Restricted Stock forfeit (or in the case of shares sold to a Participant, resell back to the Company at his cost) all or a part of such shares in the event of termination of his employment during any period in which such shares are subject to restrictions; and

         (d) a prohibition against employment of the holder of such Restricted Stock by any competitor of the Company or against such holder's dissemination of any secret or confidential information belonging to the Company.

All restrictions on shares of Restricted Stock awarded pursuant to this Incentive Compensation Plan shall expire at such time or times as the Board of Directors shall specify.





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8.3      REGISTRATION OF SHARES.

Shares of Restricted Stock awarded pursuant to this Incentive Compensation Plan shall be registered in the name of the Participant and, if such shares are certificated, at the discretion of the Board of Directors, may be deposited in a bank designated by the Board of Directors or with MedPartners. The Board of Directors may require a stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated.

8.4      STOCKHOLDER RIGHTS.

Subject to the terms and conditions of this Incentive Compensation Plan, during any period in which shares of Restricted Stock are subject to forfeiture or restrictions on transfer, each Participant who has been awarded shares of Restricted Stock shall have such rights of a stockholder with respect to such shares as the Board of Directors may designate at the time of the award, including the right to vote such shares and the right to receive all dividends paid on such shares. Unless otherwise provided by the Board of Directors, stock dividends or dividends in kind and, except as otherwise provided by
Section 11.10, any other securities distributed with respect to Restricted Stock shall be restricted to the same extent and subject to the same terms and conditions as the Restricted Stock to which they are attributable.

8.5      LAPSE OF RESTRICTIONS.

Subject to the terms and conditions of this Incentive Compensation Plan, at the end of any time period during which the shares of Restricted Stock are subject to forfeiture or restrictions on transfer, such shares will be delivered free of all restrictions to the Participant (or to the Participant's legal representative, beneficiary or heir).

8.6      SUBSTITUTION OF CASH.

The Board of Directors may, in its sole discretion, substitute cash equal to the Fair Market Value (as described in Section 11.11) (determined as of the date of the distribution) of shares of Common Stock otherwise required to be distributed to a Participant in accordance with this Section 8.


9.       PERFORMANCE SHARES

9.1      AWARDS.

Subject to the terms and conditions of this Incentive Compensation Plan, the Board of Directors shall designate the Participants to whom "Performance Shares" are to be awarded in accordance with this Section 9 and the number of shares subject to the award and the terms and conditions of such awards. Each Performance Share awarded pursuant to this Section 9 shall entitle the Participant to a payment in the form of one share of Common Stock upon the satisfaction of such





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performance objectives and other terms and conditions as may be specified by the Board of Directors.

9.2      NO ADJUSTMENTS.

Except as otherwise provided by the Board of Directors, no adjustment shall be made in Performance Shares awarded on account of cash dividends which may be paid or other rights which may be provided to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.3      SUBSTITUTION OF CASH.

The Board of Directors may, at its sole discretion, substitute cash equal to the Fair Market Value (as described in Section 11.11) (determined as of the date of the distribution) of shares of Common Stock otherwise required to be distributed to a Participant in accordance with this Section 9.


10.      OTHER AWARDS

In addition to the awards specifically contemplated by Sections 5 through 9 above, the Board of Directors may make such other equity, incentive or performance awards payable in cash or in kind under this Incentive Compensation Plan as it determines to be in the best interest of the Company.


11.      GENERAL

11.1     EFFECTIVE DATE.

This Incentive Compensation Plan became effective upon consummation of the Merger.

11.2     DURATION.

This Incentive Compensation Plan shall remain in force and effect until all awards made under this Incentive Compensation Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated in accordance with the terms of this Incentive Compensation Plan or the award and until all restrictions imposed on shares of Common Stock issued under this Incentive Compensation Plan have lapsed. No award may be made under this Incentive Compensation Plan after the tenth anniversary of the date this Incentive Compensation Plan is adopted by the Board of Directors.





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11.3     NON-TRANSFERABILITY OF INCENTIVES.

No Stock Option, SAR, share of Restricted Stock, Performance Share or other award under this Incentive Compensation Plan may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, awards may be exercised only by him or by his guardian or legal representative.

11.4     EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

In the event that a Participant ceases to be an employee of the Company for any reason, including death, any awards then outstanding may be exercised or shall expire in accordance with the terms of the award.

11.5     COMPLIANCE WITH APPLICABLE LAW AND WITHHOLDING.

(a) Notwithstanding any other provision of this Incentive Compensation Plan, MedPartners shall have no obligation to issue any shares of Common Stock under this Incentive Compensation Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

(b) Prior to the issuance of any shares of Common Stock under this Incentive Compensation Plan, MedPartners or the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

(c) With respect to any person who is subject to section 16(a) of the Exchange Act, the Board of Directors may, at any time, add such conditions and limitations to any award under this Incentive Compensation Plan that it deems necessary or desirable to comply with the requirements of Rule 16b-3.

(d) If, at any time, MedPartners, in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of any type of award, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award, the issuance of shares of Common Stock pursuant to any award, or the removal of any restrictions imposed on shares subject to an award, such award shall not be made and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to MedPartners.





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(e)      All awards and payments under this Incentive Compensation Plan are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any award under this Incentive Compensation Plan or to collect as a condition of any payment under this Incentive Compensation Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Board of Directors, a Participant may elect to have any distribution otherwise required to be made under this Incentive Compensation Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation.

11.6     NO CONTINUED EMPLOYMENT.

The Incentive Compensation Plan does not constitute a contract of employment or continued service, and participation in this Incentive Compensation Plan will not give any employee or Participant the right to be retained in the employ of the Company or the right to continue as a director of the Company or any right or claim to any benefit under this Incentive Compensation Plan unless such right or claim has specifically accrued under the terms of this Incentive Compensation Plan or the terms of any award under this Incentive Compensation Plan.

11.7     TREATMENT AS A STOCKHOLDER.

Any award to a Participant under this Incentive Compensation Plan shall not create any rights in such Participant as a stockholder of MedPartners until shares of Common Stock are registered in the name of the Participant.

11.8     DEFERRAL PERMITTED.

Payment of cash to a Participant or distribution of any shares of Common Stock to which a Participant is entitled under any award shall be made as provided in the terms of the award. Payment may be deferred at the option of the Participant to the extent provided in the award.

11.9     AMENDMENT OF THE INCENTIVE COMPENSATION PLAN.

The Board of Directors may, at any time and in any manner, amend, suspend, or terminate this Incentive Compensation Plan or any award outstanding under this Incentive Compensation Plan; provided, however, that no such amendment or discontinuance shall:

         (a) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;

         (b) alter or impair the rights of Participants with respect to awards previously made under this Incentive Compensation Plan without the consent of the holder thereof; or





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         (c)     make any change that would disqualify this Incentive
                 Compensation Plan, intended to be so qualified, from the exemption provided by Rule 16b-3.

11.10    IMMEDIATE ACCELERATION OF INCENTIVES.

Notwithstanding any provision in this Incentive Compensation Plan to the contrary or the normal terms of vesting under any award:

         (a) the restrictions on all shares of Restricted Stock awarded shall lapse immediately;

         (b) all outstanding Stock Options and SARs will become exercisable immediately; and

         (c) all performance objectives to which Performance Shares are subject shall be deemed to be met and payment made immediately if a Change in Control (as defined below) occurs. For purposes of this Incentive Compensation Plan, a "Change in Control" shall have occurred if:

                 (1) any "Person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than MedPartners, any corporation owned, directly or indirectly, by the stockholders of MedPartners in substantially the same proportions as their ownership of stock of MedPartners, and any trustee or other fiduciary holding securities under an employee benefit plan of MedPartners or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of MedPartners representing 15% or more of the combined voting power of MedPartners's then outstanding securities having the right to vote for the election of directors;

                 (2) during any 24-month period, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a Person who has entered into an agreement with MedPartners to effect a transaction described in paragraph (1), (3) or (4) of this
                          Section 11.10) whose election by the Board of Directors or nomination for election by MedPartners's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously





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                          so approved, cease for any reason to constitute at
                          least a majority thereof;

                 (3) the stockholders of MedPartners approve a merger or consolidation of MedPartners with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of MedPartners outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of MedPartners or such surviving entity outstanding immediately after such merger or consolidation, or
                          (B) a merger or consolidation effected to implement a recapitalization of MedPartners (or similar transaction) in which no Person acquires more than 15% of MedPartners's then outstanding securities having the right to vote for the election of directors; or

                 (4) the stockholders of MedPartners approve a plan of complete liquidation of MedPartners or an agreement for the sale or disposition by MedPartners of all or substantially all of MedPartners's assets (or any transaction having a similar effect).

11.11    DEFINITION OF FAIR MARKET VALUE.

Except as otherwise determined by the Board of Directors, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on The New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (the "Composite Tape"), on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable).





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